Las Vegas, NV

**CAPRIOTTI'S SANDWICH SHOP, INC.**

# AMENDMENT TO AREA DEVELOPMENT AGREEMENT

This AMENDMENT TO AREA DEVELOPMENT AGREEMENT ("Amendment") is entered into and deemed effective this 13th day of Oct, 2014 (the "Effective Date") by and between CAPRIOTTI'S SANDWICH SHOP, INC., a Nevada corporation, having its principal place of business at 6056 South Durango Drive, Suite 100, Las Vegas, Nevada 89113 ("Franchisor"), KCI INVESTMENTS, LLC, a Nevada limited liability company, having its principal place of business at 528 S. Eighth Street, Las Vegas, Nevada 89101 ("KCI Investments"), DIXI FOODS INTERNATIONAL, LLC, a Florida corporation, having its principal place of business in Williston, Florida ("Dixi"), and KENNETH M. ANTOS, a resident of Nevada ("Guarantor"). KCI Investments and Dixi are referred to together in this Amendment as the "Developer".

**WITNESSETH:**

**WHEREAS**, Franchisor and KCI Investments are parties to an area development agreement dated September 11, 2013 ("Area Development Agreement") for a Designated Territory which was to be determined in or near the vicinity of Las Vegas, Nevada;

**WHEREAS**, Dixi has acquired KCI Investments, and KCI Investments and Dixi are consequently referred to together in this Amendment as the Developer;

**WHEREAS**, Guarantor has personally guaranteed the Developer's performance of its obligations under the Area Development Agreement;

**WHEREAS**, Developer has not met its obligations to develop, open and continue to operate in the Designated Territory the number of Franchised Restaurants specified in the Development Schedule on Exhibit B to the Area Development Agreement; and

**WHEREAS**, the parties wish to amend the Development Schedule, and certain terms and conditions of the Area Development Agreement, in accordance with the provisions of this Amendment.

**NOW, THEREFORE**, in consideration of the amount of Ten Dollars ($10.00) and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by all parties, the parties hereby agree as follows:

1. Construction. Any capitalized term not defined herein will have the meaning set forth in the Area Development Agreement. The terms of this Amendment will prevail over any inconsistent terms found in the Area Development Agreement.

2. New Development Schedule. The original Development Schedule, which is described in Exhibit B to the Area Development Agreement, is deleted in its entirety and replaced with the Attachment 1 to this Amendment entitled "Amended Exhibit B to Area Development Agreement: Development Schedule." For purposes of determining if the

Development Schedule has been met, Franchisor will count CAPRIOTTI'S SANDWICH SHOP restaurants in or near the vicinity of Las Vegas, Nevada approved by Franchisor in its sole discretion and opened by Developer by the opening date specified on the Development Schedule.

3. Developer's Rights in Designated Territory. Developer acknowledges that it has never had exclusive rights in the Designated Territory and that the parties never determined a Designated Territory under Exhibit A to the Area Development Agreement. Due to this fact and the fact that Developer has not met its obligations under the original Development Schedule, the first sentence of Section 1.4 of the Area Development Agreement is amended to provide that Developer does not have any exclusive rights with respect to the development of CAPRIOTTI'S SANDWICH SHOP restaurants in or near the vicinity of Las Vegas, Nevada or anywhere else under the Area Development Agreement, and nothing in the Area Development Agreement shall restrict or limit Franchisor's right to establish, to license to anyone the right to establish, and to grant area development rights to the development of, any CAPRIOTTI'S SANDWICH SHOP restaurant in or near the vicinity of Las Vegas, Nevada or anywhere else at any time hereafter. Franchisor (and any parent, subsidiary or affiliates of Franchisor) continues to reserve all other rights specified in Section 1.4(a)-(e) to the Area Development Agreement.

4. Royalty Fee. The second paragraph of Section 2 is amended to provide that the royalty fee ("Royalty Fee") for each Franchised Restaurant to be developed pursuant to the Area Development Agreement is six percent (6%) of the Gross Sales as defined in Section 4.2 of the Franchise Agreement; provided that, if Developer fails to develop Franchised Restaurants pursuant to the Area Development Agreement and according to the amended Development Schedule, the Royalty Fee on all operating Franchised Restaurants developed under the Area Development shall, at the option of the Franchisor, rise to seven percent (7%) of Gross Sales for the remainder of the terms of their respective Franchise Agreements.

5. Additional Termination Rights. Section 7.3(v) of the Area Development Agreement is deleted in its entirety and amended to read as follows: "(v) fails to comply with the terms and conditions of any other area development agreement with Franchisor, any individual franchise agreement with Franchisor, or any other agreement to which Developer and Franchisor are parties,".

6. Release. Developer, Guarantor and each of their respective successors, assigns, affiliates, officers, directors, shareholders, members, managers, employees and agents (the "Developer Releasing Parties") release and forever discharge Franchisor and its affiliates and each of their successors, assigns, officers, directors, shareholders, members, managers, employees and agents (the "Franchisor Parties"), of and from any claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action of every nature, whether known or unknown, vested or contingent, which the Developer Releasing Parties may now or in the future own or hold arising prior to and including the Effective Date against any one or more of the Franchisor Parties for any matter, fact, or thing, including without limitation, any claims arising out of or relating to the Area Development Agreement, any franchise agreement or other area development agreement with Franchisor, the operation of a CAPRIOTTI'S SANDWICH SHOP Franchised Restaurant, or any other agreement with Franchisor or its affiliates, from the beginning of time to the Effective Date.

7. Reaffirmation by Guarantor. Guarantor reaffirms all of his obligations under the Developer's Guaranty Agreement executed in connection with the Area Development Agreement, as amended by this Amendment.

8. Miscellaneous. This Amendment represents the entire agreement between the parties respecting the subject matter hereof. No amendment will be binding unless in writing and signed by the party against whom enforcement is sought. Except as amended by this Amendment, the Area Development Agreement shall remain in full force and effect in accordance with its provisions. This Amendment may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and same Amendment.

(Signatures continued on next page)

**IN WITNESS WHEREOF**, the parties have executed this Agreement to be effective as of the Effective Date.

FRANCHISOR:

CAPRIOTTI'S SANDWICH SHOP, INC.

By: ______________________

Its: CEO

DEVELOPER:

KCI INVESTMENTS, LLC

By: ______________________

Its: ______________________

GUARANTOR:

______________________

Kenneth M. Antos, Individually

DIXI FOODS INTERNATIONAL, INC.

By: ______________________

Its: CEO

ATTACHMENT 1

AMENDED EXHIBIT B

TO AREA DEVELOPMENT AGREEMENT:

DEVELOPMENT SCHEDULE

| **Site Acceptance Date** | **Opening Date** | **Cumulative Number of Franchised Restaurants To Be Open and Operating On the Opening Date** |
|---|---|---|
| N/A | N/A | 1<br>Franchised Restaurants Already Open and Operating Prior to Effective Date |
| September 30, 2015 | December 31, 2015 | 2 |
| September 30, 2016 | December 31, 2016 | 3 |

GP:3805032 v2